Exhibit 10.1

March 3, 2021

Aurora Acquisition Corp.
20 North Audley Street
London W1K 6LX

United Kingdom

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this "Letter Agreement") is being delivered to you in accordance with the Underwriting Agreement (the "Underwriting Agreement") to be entered into by and between Aurora Acquisition Corp., a Cayman Islands exempted company (the "Company"), and Barclays Capital Inc., as representative for the several underwriters (the "Underwriter"), relating to an underwritten initial public offering (the "Public Offering") of 25,300,000 of the Company's units (including up to 3,300,000 units that may be purchased by the Underwriter to cover over-allotments, if any) (the "Units"), each comprising one share of the Company's Class A ordinary shares, par value $0.0001 per share, and one-quarter of one redeemable warrant. Each whole warrant (each, a "Warrant") entitles the holder thereof to purchase one share at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and a prospectus (the "Prospectus"), filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") and the Company has applied to have the Units listed on The Nasdaq Capital Market (the "Nasdaq"). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Novator Capital Sponsor Ltd. (the "Sponsor") and the undersigned individuals, each of whom is a member of the Company's board of directors and/or management team (each, an "Insider" and collectively, the "Insiders"), hereby agrees with the Company as follows:

1.	The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company's shareholders in accordance with the Company's amended and restated memorandum and articles of association (the "Charter"), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 Business Days thereafter, subject to lawfully available funds therefor, redeem 100% of the shares sold as part of the Units in the Public Offering (the "Offering Shares") and the shares sold as part of the Novator Private Placement Units (the "Novator Private Placement Shares"), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares and Novator Private Placement Shares, which redemption will completely extinguish all Public Shareholders' and holders of Novator Private Placement Shares' rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company's remaining shareholders and the Company's board of directors, dissolve and liquidate, subject in each case to the Company's obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agrees not to propose any amendment to the Charter to (a) modify the substance or timing of the Company's obligation to allow redemption in connection with a Business Combination or the Company's obligation to redeem 100% of the Offering Shares and Novator Private Placement Shares if the Company does not complete a Business Combination within the time period set forth in the Charter or (b) with respect to any other provision relating to shareholders' rights or pre-initial Business Combination activity, unless the Company provides Public Shareholders with the opportunity to redeem their shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (excluding any amounts then on deposit in the Trust Account that are allocable to the Novator Private Placement Shares), including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and excluding any interest earned on the funds held in the Trust Account that are allocable to the Novator Private Placement Shares) and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that, with respect to the Founder Shares, Private Placement Warrants, the Novator Private Placement Warrants (and the Company's shares accrued pursuant to exercise of such warrants) held by it, him or her, it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account as a result of any liquidation of the Company, it being understood that the Sponsor makes no such acknowledgement with respect to the Novator Private Placement Shares in the event of any liquidation of the Company. The Sponsor and each Insider hereby agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall vote any shares of Capital Stock (whether purchased before, during or after the Public Offering, including in open market and privately negotiated transactions) owned by it, him or her in favor of any proposed Business Combination. The Sponsor and each Insider hereby further waives, with respect to any shares of Capital Stock held by it, him or her (including, for the avoidance of doubt, the Novator Private Placement Shares), if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of (i) a shareholder vote to approve such Business Combination, or (ii) a shareholder vote to approve an amendment to the Charter to (a) modify the substance or timing of the Company's obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Offering Shares and Novator Private Placement Shares if the Company does not complete a Business Combination within the time period set forth in the Charter or (b) with respect to any other provision relating to shareholders' rights or pre-initial Business Combination activity (although the Sponsor and the Insiders shall be entitled to liquidation rights with respect to any Offering Shares and Novator Private Placement Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter). If the Company engages in a tender offer in connection with any proposed Business Combination, the Sponsor and each Insider agrees that it, he or she will not seek to sell its, his or her shares of Capital Stock to the Company in connection with such tender offer.

2.	As required by Nasdaq rules, the undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination or subsequent transaction with a target business, such transaction must be approved by a majority of the Company's disinterested independent directors and the Company, or a committee of independent directors, must, to the extent required by applicable law or based upon the direction of the Company's board of directors or a committee thereof, obtain an opinion from an independent investment banking firm or another entity that commonly renders valuation opinions that such Business Combination or transaction is fair to the Company from a financial point of view.

3.	During the period commencing on the date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Underwriter, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Units, shares underlying such Units, Novator Private Placement Units, Founder Shares, Warrants, Private Placement Warrants, Novator Private Placement Warrants or any securities convertible into, or exercisable or exchangeable for, shares owned by it, him or her publicly announce any intention to effect any transaction specified herein. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4.	In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the "Indemnitor"), which for purposes of clarification shall not extend to any shareholders, members or managers of the Sponsor, or any of the other undersigned, agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a "Target"); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company's independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share and Novator Private Placement Share and (ii) the actual amount per Offering Share and Novator Private Placement Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share and Novator Private Placement Share is then held in the Trust Account due to reductions in the value of the trust assets, less interest earned on the funds in the Trust Account which may be withdrawn to pay franchise and income taxes, (y) shall not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company's indemnity of the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5.	To the extent that the Underwriter does not exercise its over-allotment option to purchase up to an additional 3,300,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus) in full, the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 825,000 multiplied by a fraction (i) the numerator of which is 3,300,000 minus the number of Units purchased by the Underwriter upon the exercise of its over- allotment option, and (ii) the denominator of which is 3,300,000. For clarity, the forfeiture shall yield the result that the Initial Shareholders will own an aggregate of 20% of the Company's issued and outstanding shares of Capital Stock after the Public Offering (including the Novator Private Placement Shares and assuming that the Initial Shareholders do not purchase any Units in the Public Offering).

6.	The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriter and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6, 7(a), 7(b) and, solely as to each D&O Insider, 8, as applicable, of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.	(a)	The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares issuable upon conversion thereof) or Novator Private Placement Shares (or shares issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company's initial Business Combination or (B) subsequent to the Company's initial Business Combination, (x) if the last reported sale price equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company's initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company's shareholders having the right to exchange their shares for cash, securities or other property (the "Founder Shares Lock-up Period").

(b)	Notwithstanding anything to the contrary set forth in paragraph 7(a) (which Section 7(a) is inapplicable to the Private Placement Warrants and the Novator Private Placement Warrants (and the shares issued or issuable upon the exercise thereof)), the Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants or Novator Private Placement Warrants (or shares issued or issuable upon the exercise thereof) until 30 days after the completion of the Company's initial Business Combination (the "Private Placement Warrants Lock-up Period" and "Novator Private Placement Warrants Lock-up Period", together with the Founder Shares Lock-up Period, the "Lock-up Periods").

(c)	Notwithstanding anything to the contrary set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Novator Private Placement Shares, Private Placement Warrants, Novator Private Placement Warrants and shares issued or issuable upon the exercise or conversion thereof and, with respect to the Founder Shares, Private Placement Warrants and shares issued or issuable upon the exercise or conversion thereof, that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company's officers or directors, any affiliates or family members of any of the Company's officers or directors, the Sponsor, or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of such individual's immediate family or to a trust, the beneficiary of which is a member of such individual's immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of the laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the Founder Shares, Novator Private Placement Shares, Private Placement Warrants, Novator Private Placement Warrants or shares were originally purchased; (f) to an entity that is an affiliate of the holder; (g) in the event of the Company's liquidation prior to the completion of an initial Business Combination; (h) by virtue of the laws of the Cayman Islands, the Company's Memorandum and Articles of Association (as amended or amended and restated) or the Sponsor's limited liability company agreement upon dissolution of the Sponsor; (i) in the event of the Company's liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company's shareholders having the right to exchange their shares for cash, securities or other property subsequent to the completion of an initial Business Combination; or (j) to the Company for no value for cancellation in connection with the consummation of the initial Business Combination; provided, however, that, in the case of clauses (a) through (f) or (h), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this paragraph 7 and the other restrictions contained in this Letter Agreement.

8.	Each of the Insiders who is or is nominated to be a director or officer of the Company (each, a "D&O Insider") agrees to serve in such capacity until the earlier of the consummation by the Company of an initial Business Combination, the liquidation of the Company, or his or her removal, death or incapacity. The Sponsor and each D&O Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each D&O Insider's biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all material respects and does not omit any material information with respect to the D&O Insider's background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act. Each D&O Insider's questionnaire furnished to the Company and the Underwriter is true and accurate in all material respects. Each D&O Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities; and it, he or she is not currently a defendant in any such criminal proceeding.

9.	Except as disclosed in the Prospectus, neither the Sponsor nor any Insider, nor any affiliate of the Sponsor or any Insider, shall receive from the Company any finder's fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company's initial Business Combination (regardless of the type of transaction that it is).

10.	The Company and each Insider represents and warrants, severally and not jointly, that it, he or she has full right and power, without violating any agreement to which it, he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11.	As used herein, (i) "Business Combination" shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in The City of New York, New York, are authorized or required by law to close; (iii) "Novator Private Placement Units" shall mean the units, each identical to the Units except as described in the Prospectus, that the Sponsor and/or the Insiders have agreed to purchase for an aggregate purchase price of $35,000,000, or $10.00 per unit, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) "Novator Private Placement Warrants" shall mean the warrants to purchase up to 875,000 shares of the Company that are included in the Novator Private Placement Units; (v) "Capital Stock" shall mean, collectively, the shares underlying the Units, the Novator Private Placement Units and the Founder Shares (and the shares into which the Founder Shares are converted); (vi) "Founder Shares" shall mean the 7,200,000 shares of the Company's Class B common stock, par value $0.0001 per share, issued and outstanding immediately prior to the consummation of the Public Offering (up to 825,000 shares of which are subject to complete or partial forfeiture by the Sponsor if the over-allotment option is not exercised in full by the Underwriter) (and the shares into which the Founder Shares are converted); (vii) "Initial Shareholders" shall mean the Sponsor and any Insider that holds Founder Shares prior to the consummation of the Public Offering; (viii) "Private Placement Warrants" shall mean the Warrants to purchase up to 4,266,667 shares of the Company (or 4,706,667 shares if the over-allotment option is exercised in full by the Underwriter) that the Sponsor has agreed to purchase for an aggregate purchase price of $6,400,000 (or $7,060,000 if the over-allotment option is exercised in full by the Underwriter), or $1.50 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (ix) "Public Shareholders" shall mean the holders of the Offering Shares; (x) "Trust Account" shall mean the trust account into which the net proceeds of the Public Offering, the sale of the Novator Private Placement Units and certain proceeds from the sale of the Private Placement Warrants shall be deposited; and (xi) "Transfer" shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.	The Company will maintain an insurance policy or policies providing directors' and officers' liability insurance, and each D&O Insider shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company's directors or officers.

13.	This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Company, the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

15.	Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

16.	This Letter Agreement may be executed in any number of original, facsimile or other electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17.	This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

18.	This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or e-mail transmission.

20.	This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided that paragraph 4 of this Letter Agreement shall survive such liquidation.

Sincerely,

NOVATOR CAPITAL SPONSOR LTD.

	By:	/s/ Pericles Spyrou
	Name:	Pericles Spyrou
	Title:	Director

INSIDERS

	By:	/s/ Thor Björgólfsson
	Name:	Thor Björgólfsson

	By:	/s/ Arnaud Massenet
	Name:	Arnaud Massenet

	By:	/s/ Prabhu Narasimhan
	Name:	Prabhu Narasimhan

	By:	/s/ Shravin Mittal
	Name:	Shravin Mittal

	By:	/s/ Sangeeta Desai
	Name:	Sangeeta Desai

	By:	/s/ Michael Edelstein
	Name:	Michael Edelstein

	By:	/s/ Caroline Harding
Caroline Harding

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

AURORA ACQUISITION CORP.

By:	/s/ Caroline Harding
Name:	Caroline Harding
Title:	Director

[Signature Page to Letter Agreement]